                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [   ] Preliminary proxy statement
     [ X ] Definitive proxy statement
     [   ] Definitive additional materials
     [   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           WEIRTON STEEL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):
     [ X ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
           14a-6(i)(2).
     [   ] $500 per each party to the controversy pursuant to Exchange Act
           Rule 14a- 6(i)(3).
     [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.

     (1) Title of each class of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     [   ] Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement No.:

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     (3) Filing party:

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     (4) Date filed:

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

                           WEIRTON STEEL CORPORATION
                            400 THREE SPRINGS DRIVE
                               WEIRTON, WV 26062
                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1996

Dear Stockholder:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Weirton Steel Corporation, a Delaware corporation (the "Company"), will be held at the St. John Arena, 3151 Johnson Road, Steubenville, Ohio, on Wednesday, May 22, 1996, at 7:00 P.M., Eastern Daylight Time, for the following purposes:

     1. To elect five directors for a three-year term and until their successors have been elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1996; and

     3. To consider and act upon any other matters which properly may come before the meeting or any adjournment thereof.

     In accordance with the provisions of the By-Laws, the Board of Directors has fixed the close of business on March 25, 1996, as the date for the determination of the holders of record of stock entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting. The list will be available at the Company's office, 400 Three Springs Drive, Weirton, West Virginia, during ordinary business hours.

     Your attention is directed to the accompanying Proxy Statement.

     Stockholders who do not expect to attend the meeting in person are requested to sign, date and mail the enclosed Proxy as promptly as possible in the enclosed stamped envelope.

                                          By Order of the Board of Directors,

                                          WILLIAM R. KIEFER,
                                          Secretary
Weirton, West Virginia
April 17, 1996

                           WEIRTON STEEL CORPORATION
                            400 THREE SPRINGS DRIVE
                               WEIRTON, WV 26062
                          ---------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Weirton Steel Corporation, a Delaware corporation (the "Company"), of proxies for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 22, 1996, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed on or after April 17, 1996 to stockholders of record as of March 25, 1996.

     If the enclosed proxy is executed, dated and returned, it nevertheless may be revoked at any time before it has been voted by (i) a later dated, properly executed proxy, or (ii) a vote in person at the Annual Meeting. If not revoked and no contrary instructions are specified, or no specific instructions are otherwise given, all shares covered by a properly signed, dated and returned proxy will be voted by the persons appointed therein:

     FOR the election of five directors; and

     FOR the ratification of independent accountants,

all as specified in this Proxy Statement. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1995 has been mailed to stockholders prior to or with the mailing of this Proxy Statement.

     All expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company.

     Directors, officers and regular employees of the Company may solicit proxies from stockholders. The Company reimburses brokerage firms, fiduciaries, custodians and other nominees holding stock in their name or custody, for their expenses in forwarding proxy materials to beneficial owners and seeking instructions regarding proxies.

                            OUTSTANDING VOTING STOCK

     Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and Convertible Voting Preferred Stock, Series A, par value $.10 per share (the "Convertible Preferred Stock"), at the close of business on March 25, 1996 (the "Record Date") are entitled to vote on matters to be presented at the Annual Meeting. On the Record Date, 42,346,794 shares of Common Stock and 1,786,091 shares of Convertible Preferred Stock were outstanding and entitled to vote. The holders of the Convertible Preferred Stock and the holders of the Common Stock will vote as a single class at the Annual Meeting. Each share of

Convertible Preferred Stock is entitled to ten votes and each share of Common Stock is entitled to one vote.

     Common Stock allocated to the accounts of participants in the Company's 1984 Employee Stock Ownership Plan (the "1984 ESOP") and Convertible Preferred stock allocated to the accounts of participants in the Company's 1989 Employee Stock Ownership Plan (the "1989 ESOP") will be voted by the holder of record, United National Bank, as trustee, as directed by participants and in accordance with the terms of the applicable ESOP.

                              QUORUM REQUIREMENTS

     In order to transact business at the Annual Meeting, there must be present, in person or by proxy, at least a majority of the total votes of the outstanding shares of Common Stock and Convertible Preferred Stock, without regard to any shares of stock whose voting power is restricted under Article Eleventh of the Company's Restated Certificate of Incorporation (the "Charter"), which deals with certain significant holders. At this time, the Board of Directors is aware of one holder who would be considered restricted under the Charter. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

                             ELECTION OF DIRECTORS

     The Charter provides for a Board of Directors consisting of 14 persons. It requires that seven directors ("Independent Directors") can not be, nor ever have been, employees of the Company, nor can they have served as an advisor or consultant to the Company or to the Independent Steelworkers Union (the "ISU"), nor have been affiliated with such an advisor or consultant, for a period of two years prior to election as an Independent Director. The Charter provides that one director ("ESOP Director"), who must have the qualifications of an Independent Director, is to be nominated by an ESOP Nominating Committee, which Committee is elected by the 1984 ESOP and 1989 ESOP participants. The Charter provides that three directors ("Management Directors") must consist of the Chief Executive Officer and two Company employees designated by the Chief Executive Officer. The Charter provides that three directors ("Union Directors") must consist of the President of the primary collective bargaining agent for the represented employees of the Company (currently the ISU) and two persons designated by the primary collective bargaining agent.

     The Charter also provides for the Board of Directors to be divided into three classes, designated as Class I, Class II and Class III. Each class serves a three-year term, and the term of one class expires at each year's annual meeting of stockholders. The terms of the Class I, Class II and Class III Directors expire at the Annual Meetings of stockholders in 1997, 1998, and 1996, respectively. The five Class III Directors, who will serve for a term of three years, will be elected at this Annual Meeting.

     The Board of Directors intends to present for action at the Annual Meeting the election of the following Class III directors, to serve for a term of three years, and until their successors are elected and qualified: Craig T. Costello and James B. Bruhn, Management Directors; and Robert J. D'Anniballe, Jr., Mark G. Glyptis and Phillip A. Karber, Union Directors.

     Unless authority to vote for any one or more of the Class III director nominees is withheld as indicated on the enclosed proxy, the shares represented by the enclosed proxy will be voted FOR such persons.

     The nominees receiving a plurality vote among the total votes properly cast at the Annual Meeting, in person or by proxy, and who are qualified under the Charter will be elected as directors.

     The following table sets forth the name, age (as of March 15, 1996) and principal occupation for at least the last five years of each nominee for director of the Company and of the remaining directors who are not standing for election at the Annual Meeting.

                                                                                        DIRECTOR
           NAME                                PRINCIPAL OCCUPATION                      SINCE
- ---------------------------   -------------------------------------------------------   --------
CLASS III DIRECTORS: NOMINEES TO SERVE IN OFFICE UNTIL 1999
James B. Bruhn                Executive Vice President-Commercial of the Company            1990
  Age 55 (1)                  since 1994; Vice President-Tin Mill Products Business
                              from 1992 to 1994; Vice President-Tin Mill Products
                              Sales from 1987 to 1992. Employee of the Company since
                              1987.
Craig T. Costello             Executive Vice President-Manufacturing of the Company         1996
  Age 48 (1)                  since 1995; Vice President-Operations October 1993 to
                              1995; General Manager-Operations 1989 to 1993; employee
                              of the Company since 1966.
Robert J. D'Anniballe, Jr.    Partner in Alpert, D'Anniballe & Visnic, attorneys;           1990
  Age 39 (2)                  General Counsel to the ISU.
Mark G. Glyptis               President of the ISU since August 1991; employee of the       1991
  Age 44 (2)                  Company since 1973.
Phillip A. Karber             Corporate Vice President of BDM International, Inc., a        1992
  Age 49 (2)                  firm that provides information technology services to
                              both the public and private sector in the United States
                              and abroad since 1989; joined BDM in 1971; during a
                              leave of absence from BDM, served as an advisor on
                              strategy development to the Secretary of Defense from
                              1981 to 1983; Director, German American Business
                              Association; Washington, D.C. Metropolitan Area
                              Y.M.C.A; Advisory Board, Mosher Institute, Texas A&M
                              University.

                                                                                        DIRECTOR
           NAME                                PRINCIPAL OCCUPATION                      SINCE
- ---------------------------   -------------------------------------------------------   --------
CLASS I DIRECTORS: TO CONTINUE IN OFFICE UNTIL 1997
Richard K. Riederer           President and Chief Executive Officer of the Company          1993
  Age 52 (1)                  since November 1995; President and Chief Operating
                              Officer since January 1995; Executive Vice President-
                              Finance and Chief Financial Officer of the Company from
                              September 1994 to January 1995; Vice President and
                              Chief Financial Officer of the Company from January
                              1989 to September 1994; employee of the Company since
                              1989; Director of Portico Funds.
Michael Bozic                 Chairman, Chief Executive Officer and Director of             1994
  Age 55 (3)                  Levitz Furniture Corporation since 1995; former
                              President and Chief Executive Officer and Director of
                              Hills Stores Company 1991 through 1995; Director of
                              EagleMark Financial Services, Inc., Dean Witter
                              InterCapital, Inc. and United Negro College Fund.
Richard R. Burt               Chairman of the Board of the Company since April 1,           1996
  Age 49 (3)                  1996; Chairman of International Equity Partners, LLP,
                              an international financial services firm since 1994;
                              Partner, McKinsey and Company from 1991 to 1994; Chief
                              Negotiator for the United States in the Strategic Arms
                              Reduction Talks (START) from 1989 to 1991; Director of
                              the Lauder Institute of the Wharton School of Business,
                              Hollinger International Inc. and The Mitchell Hutchin
                              Funds managed by PaineWebber, Inc.; Chairman of the
                              Board of Video Lottery Technologies, Inc.; Member of
                              the International Advisory Council of the Bank of
                              Montreal.
Thomas R. Sturges             Executive Vice President of The Harding Group Inc., an        1986
  Age 51 (3)                  investment firm, since February 1990.

CLASS II DIRECTORS: TO CONTINUE IN OFFICE UNTIL 1998
Joseph J. Nowak               Director of Penn Power Company. Vice-President of             1995
  Age 64 (4)                  Armco, Inc., a specialty steel producer, from 1992 to
                              1993; Executive Vice President of Cyclops Corporation,
                              a specialty steel producer, from 1988 to 1992.
Robert S. Reitman             Chairman, President, Chief Executive Officer and              1995
  Age 62 (3)                  Director of The Tranzonic Companies, a manufacturer of
                              paper and plastic products principally for industrial
                              use; Director of Society National Bank.

                                                                                        DIRECTOR
           NAME                                PRINCIPAL OCCUPATION                      SINCE
- ---------------------------   -------------------------------------------------------   --------
Richard F. Schubert           Former President and Chief Executive Officer of The           1983
  Age 59 (3)                  Points of Light Foundation from 1990 to 1995; Chairman
                              of the Peter F. Drucker Foundation since 1995; Chairman
                              of BioRelease, Inc., a biotechnology firm; Director of
                              National Alliance of Business and Management Training
                              Corporation.
David I.J. Wang               Director of U.G.I. Corporation, Americas, Inc. and            1992
  Age 63 (3)                  several privately held companies; Member of Advisory
                              Boards of Georgia Institute of Technology and Hampton
                              University; Executive Vice President and Director of
                              International Paper Co. from 1987 to 1991.
Ronald C. Whitaker            President and Chief Executive Officer of EWI, Inc., a         1995
  Age 48 (3)                  supplier of metal fabrications and prototype products
                              for automotive/truck/bus industries since 1995; former
                              Chairman, President and Chief Executive Officer of
                              Colt's Manufacturing Company from 1992 to 1995;
                              President of Wheelabrator Corporation from 1988 to
                              1992.

- ---------

(1) Management Director
(2) Union Director
(3) Independent Director
(4) ESOP Director

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP, independent accountants, as auditors of the Company for the fiscal year ending December 31, 1996, subject to ratification by the stockholders. Such firm has audited the Company's accounts since 1984. The Company is informed that no member of Arthur Andersen LLP has any direct or any material indirect financial interest in the Company. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting where they will have an opportunity to address the meeting, if they so desire, and to respond to appropriate questions.

     The affirmative majority of the total votes cast at the Annual Meeting will be sufficient to ratify the appointment of the independent accountants.

     If the appointment of Arthur Andersen LLP is not ratified by the stockholders, the Audit Committee will reconsider its recommendation.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement.

         THE BOARD OF DIRECTORS: COMMITTEES, MEETINGS AND COMPENSATION

AUDIT COMMITTEE

     The Board's Audit Committee is currently composed of Messrs. Sturges (Chairman), D'Anniballe, Wang and Whitaker. The Audit Committee reviews, at least annually, the services performed and to be performed by the Company's independent accountants and the fees charged for their services, and, in connection therewith, considers the effect of those fees on the independence of such accountants. The Audit Committee also discusses with the Company's independent accountants and management the Company's accounting policies and reporting practices, including the impact of alternative accounting policies. The Audit Committee also reviews with the Company's internal audit department the scope and results of internal auditing procedures and the adequacy of accounting and financial systems and internal controls. The Audit Committee may authorize the Company's independent accountants to perform special investigations or supplemental reviews as deemed desirable. The Audit Committee held four meetings during 1995.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The Board's Management Development and Compensation Committee is currently composed of Messrs. Bozic (Chairman), Nowak, Reitman, Schubert, and Whitaker. A report of the Management Development and Compensation Committee concerning its policies and their applications is set forth in this Proxy Statement under "Report of the Management Development and Compensation Committee on Executive Compensation". The Management Development and Compensation Committee held six meetings in 1995.

NOMINATING COMMITTEE

     The Nominating Committee is currently composed of Messrs. Reitman (Chairman), Glyptis, Nowak, Riederer and Whitaker. The Company's By-Laws provide for a Nominating Committee of the Board of Directors which identifies and recommends to the Board of Directors candidates to be nominated as Independent Directors. The Nominating Committee held three meetings in 1995.

CORPORATE RESPONSIBILITY COMMITTEE

     The Corporate Responsibility Committee is currently composed of Messrs. Schubert (Chairman), Bruhn, Burt, D'Anniballe, Glyptis, Nowak and Sturges. The Corporate Responsibility Committee advises management of the Company concerning matters of public and internal policy with regard to such matters as governmental and regulatory affairs, safety and health of employees, charitable contributions and ethics, and recommends, for action by the full Board, policies concerning such matters where appropriate. The Corporate Responsibility Committee held two meetings in 1995.

FINANCE AND STRATEGIC PLANNING COMMITTEE

     The Finance and Strategic Planning Committee is currently composed of Messrs. Wang (Chairman), Bozic, Bruhn, Burt, Glyptis, Karber, Nowak and Reitman. The Committee reviews and confers with management on the following subject matter in the finance function: (i) the Company's projected financial condition and financial plans; (ii) the Company's financial policies, including dividend recommendations; (iii) the management and performance of the Company's employee benefit funds; and (iv) the Company's policies and practices on financial risk management.

     In the strategic planning area, the Committee assists management in the development of a viable strategic plan including the following: (i) projections of the market and competitive environment; (ii) assessment of the Company's core strengths and weaknesses; (iii) identification of key opportunities and threats; and (iv) articulation of the Company's long-range direction, including action plans addressing both the core business and growth opportunities. The Finance and Strategic Planning Committee held one meeting in 1995.

MEETINGS AND ATTENDANCE

     The Board of Directors held six regular meetings in 1995. All directors who served during 1995 attended at least 75% of the aggregate of the meetings of the Board of Directors and Board committees occurring while they served in 1995.

DIRECTORS' COMPENSATION

     Directors who are not officers or employees of the Company receive an annual retainer of $15,000, payable monthly, and a meeting fee of $800 for each meeting of the Board of Directors attended, together with a meeting fee of $700 for each meeting of a committee of the Board of Directors attended. The Chairman of the Board of Directors serves as a non-executive Chairman and devotes substantial time to this position and receives an annual retainer of $120,000, payable quarterly, but does not receive additional fees for attendance at meetings of the Board or its Committees. Directors who are officers or other employees of the Company do not receive a retainer or meeting fees. All directors who are not officers or other employees of the Company are eligible to participate in the Deferred Compensation Plan for Directors. The Plan permits participants to defer part or all of their directors' fees for a specified year. Amounts representing deferred fees are used to purchase shares of the Company's Common Stock at 90% of the market price of the Common Stock on the first or last trading day of the year, whichever is lower. The shares are held in trust until distributed to the respective participants in accordance with their election.

                    REPORT OF THE MANAGEMENT DEVELOPMENT AND
                COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for determining the compensation of the executives. Set forth below are the factors and criteria used by the Compensation Committee in establishing that compensation.

     Compensation of All Executives. In order to maximize corporate performance, the Company must be able to attract, motivate and retain persons of outstanding talent and ability who will make a substantial contribution to the growth and success of the Company. The Compensation Committee endeavors to reach this goal by providing executives with competitive programs of salary and incentive compensation. The Compensation Committee also endeavors to provide an executive compensation package that recognizes individual contributions as well as corporate results.

     In the Compensation Committee's establishment of the Company's compensation structure, it reviews in detail the compensation of the individuals whose compensation is detailed in this Proxy Statement, and sets policies for and reviews in general the compensation of the officers of the corporation and other members of senior management covered by a Performance Incentive Plan. These reviews are designed to ensure consistency for all executives throughout the compensation program.

     The Compensation Committee reviews the total compensation package for the Company's executives, such total compensation package consists of two basic elements--annual compensation and long-term incentive compensation. In establishing the executive compensation package the Compensation Committee looks to the competitive marketplace for executive talent, with specific comparative reference to executives in similar positions in the steel industry, specifically considering the nine member peer group utilized in the discussion of Common Stock Performance herein, and manufacturing companies generally. Information regarding such compensation levels is provided to the Compensation Committee by a consultant engaged in management compensation. The Compensation Committee places the executive base salaries in the lower to middle range of the comparative scale of base salaries of executives in similar positions, and the Company's annual performance awards at the middle range of the comparative scale. For each executive's total compensation package, the Compensation Committee intends to provide a level of compensation that, in a comparison with other companies, is in the middle range depending upon performance.

     Annual Compensation. Base salary of an executive is determined subjectively but in comparison with executive salaries as set forth in the preceding paragraph.

     In 1995, the Company adopted a Performance Incentive Plan (the "Incentive Plan") applicable to senior managers (including the Named Executive Officers, as defined in this Proxy Statement) who are judged to have a substantial impact on financial results. The purpose of the plan is to measure and reward, on an annual basis, financial and individual performance of plan participants and provide them with opportunities to obtain additional compensation. Under the Incentive Plan, participants are assigned, for each year, a target bonus percentage of base salary to be awarded if the Company meets its financial goals for the year and if there is a sufficient incentive fund available to pay awards at that level.

     Beginning with 1995, the Board of Directors adopted and for future years will adopt financial goals under the Incentive Plan. Performance is to be measured against a combination of Company-wide financial performance standards. A portion of each participant's incentive payment under the Incentive Plan will depend on the achievement of financial objectives, and a remaining portion will be dependent on achievement of non-financial goals. The maximum amount of incentive payments that may accrue for any year is four percent of the Company's net income, and no incentive payment will be paid for any year in which profit sharing under the Company's Profit Sharing Plan is not also accrued. Participants in the Incentive Plan do not participate in the Company's Profit Sharing Plan.

     Earned incentive payments may be paid in cash or such other form as may be determined by the Compensation Committee, in the year following the year of measurement. Initial payments under the Incentive Plan are being finalized, and are expected to be paid in the second quarter of 1996. Generally, to be entitled to payment, a participant must be employed at the end of each plan year.

     Long-term Incentive Compensation. Long-term incentive compensation consists of awards of stock options, under the Company's 1987 Stock Option Plan. These awards are designed to provide a greater community of interest between the Company's shareholders and key employees through gains in the price of the Common Stock over an extended period, and to encourage such employees to remain in the employ of the Company. Long-term incentive compensation awards are dependent upon the Compensation Committee's general assessment of the responsibilities of the position held, individual and Company performance, and for an executive with responsibilities in a particular operating unit of the Company, the performance of that operating unit. Shares available for options have been substantially exhausted under the existing plan. As a result, options will not be able to be granted, unless current options lapse without exercise or the Company adopts another option-based plan. As a result, the Compensation Committee is exploring other methods of long-term incentive compensation calculated to more closely align the interests of stockholders and key employees.

     In 1995, the Compensation Committee granted to one employee options to purchase an aggregate of 15,000 shares of Common Stock at an exercise price of $8.88 per share and 40,000 shares of Common Stock at an exercise price of $4.375 per share, each of which was the market price on the date of the grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER

     On January 26, 1995, Herbert Elish, who had served as President and Chief Executive Officer since 1987, announced that it was his intention to retire. As part of a transition in management succession, Mr. Elish resigned his position as President in January 1995 and Richard K. Riederer, who had been Executive Vice President-Finance and Chief Financial Officer, was elected President and Chief Operating Officer. As a further inducement to Mr. Elish to remain as Chief Executive Officer during such transition, his employment agreement was amended to provide that if he terminated his services not earlier than October 1, 1995 and not later than March 31, 1996: (i) he would receive a payment of $350,000 (paid in January 1996); (ii) after termination he would receive the health benefits provided to retirees of the Company; and (iii) in lieu of receiving 2/10 of 1% of the net income of the Company as a bonus for 1995, he would participate in the Incentive Plan for 1995. Mr. Elish terminated employment on December 31, 1995.

     In recognition of the additional duties and responsibilities assumed by Mr. Riederer, his employment agreement was amended to increase his annual base compensation from $205,000 to $250,000.

     In November 1995, Mr. Elish resigned as Chief Executive Officer and the Board of Directors elected Mr. Riederer to replace him. Mr. Riederer has entered into a new employment agreement with the Company providing for the following significant items: (i) an annual base compensation of $375,000; (ii) a severance payment of two times the base compensation in the event that his employment agreement is terminated by the Company without cause or in the event of a change in control in the Board of Directors of the Company; (iii) his continued participation in the Incentive Plan; and (iv) his receipt of life insurance benefits in excess of those provided pursuant to the Company's basic program of insurance for its employees.

LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986 affects publicly held corporations, such as the Company, by limiting the amount of certain compensation in excess of $1 million per year paid to each of its chief executive officer and four other most highly compensated executive officers that can be deducted during the corresponding taxable year. Certain "performance based" compensation, such as stock options awarded under the Company's 1987 Stock Option Plan, are not subject to the limitation.

     Although the Company was subject to a limitation for its 1995 taxable year for one of the Named Executive Officers, the Company believes that the limitations under Code Section 162(m) are not material to its financial condition or results of operations.

                                  MANAGEMENT DEVELOPMENT AND
                                  COMPENSATION COMMITTEE
                                  Michael Bozic, Chairman
                                  Joseph J. Nowak
                                  Robert S. Reitman
                                  Richard F. Schubert
                                  Ronald C. Whitaker

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, Mr. Elish served as Chairman of the Board of Directors, and Messrs. Elish and Riederer both served as President and Chief Executive Officer of the Company, and in such capacity served as an ex officio member of the Compensation Committee, while serving. Until May 1995, Harvey L. Sperry served as a member of the Compensation Committee. The Company retained Willkie Farr & Gallagher, of which Mr. Sperry is a member, to perform legal services for the Company during 1995.

                            COMMON STOCK PERFORMANCE

     The following graph compares the cumulative return of an assumed investment of $100 in the Company's Common Stock over the periods presented with the cumulative return on an equal investment over the same periods in a market capitalization weighted index comprising the Company's peer group. This group of companies is composed of the other nine companies that, when combined with the Company, represent (in terms of net tonnage shipped) the ten largest, publicly traded domestic integrated steelmakers, namely: U.S. Steel Group of USX Corporation, Bethlehem Steel Corporation, LTV Corporation, National Steel Corporation, Inland Steel Industries, Inc., AK Steel Holding Corporation, Rouge Steel Company, WHX Corporation and Geneva Steel Company. The calculated return assumes the reinvestment of all dividends. The data used to construct the peer group includes the performance of the U.S. Steel Group of USX Corporation since 1991, National Steel Corporation and LTV Corporation since 1993 and AK Steel Holding Corporation and Rouge Steel Company since 1994, as public trading did not commence in the common stocks of these companies until such respective dates. The graph also compares an equal investment over the same periods in the S&P 500.

 Measurement Period                 Weirton Steel
(Fiscal Year Covered)                Corporation       S&P 500        Peer Group
1990                                    100.00          100.00          100.00
1991                                     51.85          130.47          104.13
1992                                     55.56          140.41          118.25
1993                                     94.44          154.56          155.85
1994                                    133.33          156.60          150.91
1995                                     61.11          215.45          126.24

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 15, 1996, the only persons (including any group of persons) who, to the knowledge of the Company, may be deemed to be the beneficial owners of more than 5% of the Company's Common or Convertible Preferred Stock as of that date. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the power to vote or direct the voting or who has investment power over the security, which includes the power to dispose of or direct the disposition of the security.

                                                                          COMMON STOCK
                                                                   --------------------------
                                                                                      PERCENT
                                                                     SHARE              OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                    AMOUNT            CLASS
- --------------------------------------------------------------     ----------         -------
United National Bank, as Trustee under the 1984 ESOP               11,269,993(1)        26.6%
  1501 Market Street, Wheeling, WV 26003
Wellington Management Company                                       3,963,600(2)         9.4%
  75 State Street, Boston, MA 02109

                                                                     CONVERTIBLE PREFERRED
                                                                             STOCK
                                                                   --------------------------
                                                                                      PERCENT
                                                                     SHARE              OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                    AMOUNT            CLASS
- --------------------------------------------------------------     ----------         -------
United National Bank, as Trustee under the 1989 ESOP                1,717,288(3)        95.4%
  1501 Market Street Wheeling, WV 26003

- ---------

(1) All shares have been allocated to the accounts of participants in the 1984 ESOP consisting of approximately 7,372 employees and former employees of the Company. Participants generally have full voting but limited dispositive power over securities allocated to their accounts.

(2) The Company has received a copy of a Schedule 13-G filed with the SEC by Wellington Management Company ("Wellington") indicating that, at February 2, 1996, Wellington had investment discretion over 3,963,600 shares of Common Stock.

(3) Includes 1,087,288 shares allocated to the accounts of participants in the 1989 ESOP consisting of approximately 7,561 employees and former employees of the Company. Participants generally have full voting but limited dispositive power over securities allocated to their accounts.

     The following table sets forth, as of March 15, 1996, the total number of shares of Company Common Stock owned beneficially by each nominee for director, director, the Named Executive Officers (as hereinafter defined) and all directors and officers of the Company as a group. Included are those shares of Common Stock, if any, allocated under the 1984 ESOP. The table also sets forth the number of shares of Convertible Preferred Stock, if any, allocated under the 1989 ESOP through the latest allocation date (December 31, 1995), and the percentage of outstanding Common and Convertible Preferred Stock represented thereby. Unless otherwise indicated, and except for shares allocated to the accounts of employees under the terms of the 1984 ESOP and 1989 ESOP, each beneficial owner has full voting and investment power over the shares shown in the table.

                                                                     CONVERTIBLE PREFERRED
                                              COMMON STOCK                   STOCK
                                        -------------------------   ------------------------
                                         SHARE            % OF      SHARE            % OF
                                        AMOUNT          CLASS(1)    AMOUNT         CLASS(1)
                                        -------        ----------   ------        ----------
Michael Bozic.........................  12,357              --         --              --
William C. Brenneisen.................   4,008               *        573               *
James B. Bruhn........................   3,852               *        687               *
Richard R. Burt.......................      --              --         --              --
Craig T. Costello.....................   3,505               *        500               *
Robert J. D'Anniballe, Jr.............      --              --         --              --
Herbert Elish......................... 252,113(2)            *        851               *
Thomas W. Evans.......................   3,775               *        542               *
Mark G. Glyptis.......................   2,265               *        256               *
Phillip A. Karber.....................      --              --         --              --
Joseph J. Nowak.......................   1,000              --         --              --
Robert S. Reitman.....................   4,225(3)           --         --              --
Richard K. Riederer...................  34,775(4)            *        711               *
Richard F. Schubert...................     300               *         --              --
Thomas R. Sturges.....................  27,211(3)            *         --              --
David I.J. Wang.......................  39,189(3)            *         --              --
Ronald C. Whitaker....................   4,112(3)            *         --              --
All directors and executives as a
  group (24 persons).................. 398,837(5)            *      6,099               *

- ---------

(1) An asterisk in this column indicates ownership of less than 1%.

(2) Includes 240,000 shares subject to options currently exercisable; and 100 shares held for Mr. Elish's daughter.

(3) Includes 4,225, 19,827, 29,189 and 2,112 shares credited to the accounts of Messrs. Reitman, Sturges, Wang and Whitaker, respectively, under the Deferred Compensation Plan for Directors, over which shares the named individuals do not exercise voting and/or investment power until distribution.

(4) Includes 30,000 shares subject to options currently exercisable.

(5) Includes 270,000 shares subject to options currently exercisable; 100 shares held by immediate family members of directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for each of the Company's last three fiscal years, summarizing the compensation paid to each person serving as the Company's Chief Executive Officer during 1995 and each of the Company's next four most highly compensated executive officers (collectively, the "Named Executive Officers") who were serving as such at the end of the Company's last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                   COMPENSATION
                                                                                   ---------------
                                                  ANNUAL COMPENSATION                  AWARDS
                                         ---------------------------------------------------------
                                                                  OTHER ANNUAL                          ALL OTHER
                                          SALARY       BONUS      COMPENSATION                         COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR       ($)        ($)(1)       ($)(2)(3)       OPTION/SARS (#)        ($)(4)
- ----------------------------    ----     --------     -------     ------------     ---------------     ------------
Herbert Elish*                  1995     $350,000     $    **       $412,376                --            $256,898
  former Chairman of the        1994      350,000      77,944        198,605            90,000             235,062
  Board and CEO                 1993      350,000          --        205,236                --             214,794
Richard K. Riederer             1995     $261,882     $    **       $ 88,311            55,000            $    433
  President, Chief Executive    1994      205,000       4,688         21,464            35,000                 918
  Officer & Chief Operating     1993      191,256          --             --                --                 829
  Officer
James B. Bruhn                  1995     $198,453     $    **       $ 91,716                --            $    433
  Executive Vice                1994      190,000       4,519         23,114            35,000                 918
  President-Commercial          1993      178,338          --             --                --                 773
Craig T. Costello               1995     $189,000     $    **       $ 21,133                --            $    433
  Executive Vice President      1994      150,838       4,907         26,418            35,000                 918
  Manufacturing                 1993      107,508          --             --                --                 462
William C. Brenneisen*          1995     $157,000     $    **       $ 69,845                --            $    433
  Senior Vice President-        1994      150,000       3,947         19,863            30,000                 918
  Human Resources               1993      143,001          --             --                --                 620
Thomas W. Evans                 1995     $141,015     $    **       $123,347                --            $    408
  Vice President-               1994      134,004       3,661         16,242            14,000                 819
  Materials Management          1993      124,004          --             --                --                 537

- ---------

* Mr. Elish and Mr. Brenneisen ceased employment with the Company December 31, 1995 and March 7, 1996, respectively.

** Bonuses to be paid later in 1996 pursuant to the Performance Incentive Plan for the year 1995 have not yet been calculated, audited or finalized.

- ---------

(1) In 1995, Mr. Elish received a bonus in respect of 1994 of $77,944 pursuant to his employment agreement. Messrs. Riederer, Bruhn, Costello, Brenneisen and Evans received the 1994 sums reported in 1995, according to the Company's Profit Sharing Plan.

(2) Aggregate amounts of perquisites and other personal benefits that are the lesser of $50,000 or 10% of each of the respective Named Executive Officer's combined salary and bonuses, have been omitted. Under the terms of the Company's Supplemental Executive Retirement Plan (the "SERP"), the Company paid income taxes associated with contributions made to trusts established under the SERP on behalf of Messrs. Riederer, Bruhn, Costello, Brenneisen and Evans in the amounts of $21,464, $23,114, $26,418, $19,863 and $16,242, respectively for 1994 and on behalf of Messrs. Elish, Riederer, Bruhn, Costello, Brenneisen and Evans in the amounts of $196,365, $88,311, $91,716, $21,133, $69,845 and $123,347, respectively for 1995.

(3) The terms of Mr. Elish's prior employment agreements provided for the purchase of annuity contracts. The Company purchased annuity contracts, which vested over time, in Mr. Elish. As these contracts vested, Mr. Elish incurred reportable taxable income, without a corresponding cash payment, equal to the replacement value of the vested contract. Mr. Elish was also entitled to receive payments equal to his incremental income tax liability as a result of the vesting of the annuities. In 1995, 1994, and 1993, Mr. Elish received $189,464, $172,974, and $168,926, respectively, related to such tax liabilities. Other amounts reported represent perquisites and other personal benefits paid by the Company including life insurance premiums in the amount of $26,547, $25,631 and $26,143 for 1995, 1994 and 1993,
    respectively.

(4) Includes the replacement value of annuity contracts which vested pursuant to the terms of Mr. Elish's employment agreement in the amounts of $256,465, $234,144, and $213,772 for the years 1995, 1994, and 1993, respectively.
    Other amounts reported represent contributions made by the Company on behalf of the Named Executive Officers pursuant to the terms of the 1989 ESOP.

                            1995 STOCK OPTION GRANTS

     The following table sets forth information about options granted during 1995 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                       ------------------------------------------------------------------------------
                             NUMBER OF
                              OPTIONS                 % OF TOTAL            EXERCISE                      GRANT DATE
                            GRANTED IN             OPTIONS GRANTED         PRICE PER       EXPIRATION      PRESENT
       NAME                  1995 (1)                TO EMPLOYEES           SHARE(2)          DATE         VALUE(3)
- -------------------    ---------------------     --------------------     ------------     ----------     ----------
H. Elish                           --                      --                    --                --            --
R.K. Riederer                  15,000                    27.3%               $ 8.88         1/24/2005      $ 93,150
                               40,000                    72.7%               $ 4.375       10/31/2005      $121,600
J.B. Bruhn                         --                                            --                --            --
C.T. Costello                      --                      --                    --                --            --
W.C. Brenneisen                    --                      --                    --                --            --
T.W. Evans                         --                      --                    --                --            --

- ---------

(1) Options for 15,000 shares granted to Mr. Riederer on January 25, 1995 become exercisable in three equal annual installments commencing with October 1, 1996. Options for 40,000 shares granted to Mr. Riederer on November 16, 1995 become exercisable in three equal annual installments commencing with November 1, 1996.

(2) The exercise price was determined using the average of the high and low selling price of the Company's Common Stock on the date of the grant, in accordance with the terms of the Company's 1987 Stock Option Plan.

(3) The Company used the Black-Scholes Option Valuation Model to determine the grant date present value of the options. The Company does not advocate or necessarily agree that the Black-Scholes Model properly reflects the value of an option. The assumptions used in calculating the option value are as follows: A risk-free interest rate of 7.7% for those options granted on January 25, 1995 and 5.9% for those options granted on November 16, 1995, the rate applicable to a ten-year treasury security at the time of each award; a dividend yield of 0%, the yield at the conclusion of the most recently completed fiscal year; volatility of 0.458 for the options granted on January 25, 1995 and 0.506 for the options granted on November 16, 1995, calculated using daily stock returns for the twelve-month period preceding each option award; a stock price at dates of grant of $8.88 for the options granted on January 25, 1995 and $4.375 for the options granted on November 16, 1995; the price at which the option can be exercised is fair market value ($8.88 and $4.375, respectively); and a ten-year term. No adjustments were made for forfeitures or vesting restrictions on exercise. The value of an option on the Company's Common Stock under the Black-Scholes model of option valuation applying the preceding assumptions was $6.21 for the options granted January 25, 1995 and $3.04 for the options granted November 16, 1995 per optioned share.

     OPTION EXERCISES/OUTSTANDING OPTIONS AND YEAR END VALUES

     The following table sets forth information regarding the exercise of stock options during 1995 and the unexercised options held as of the end of the 1995 fiscal year by the Named Executive Officers. No options/SARs were exercised by any of the Named Executive Officers.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                              TOTAL VALUE OF
                                                                                  SHARES
                                                           NUMBER OF         UNEXERCISED IN-
                        NUMBER OF                         UNEXERCISED           THE-MONEY
                          SHARES                        OPTIONS/SARS AT      OPTIONS/SARS AT
                        UNDERLYING                      FISCAL YEAR END      FISCAL YEAR-END
                       OPTIONS/SARS     TOTAL VALUE     (#) EXERCISABLE/     ($) EXERCISABLE/
       NAME             EXERCISED       REALIZED($)     UNEXERCISABLE(1)     UNEXERCISABLE(2)
- -------------------    ------------     -----------     ----------------     ----------------
H. Elish                  --               --               240,000/ -0-           -0-/-
R.K. Riederer             --               --              30,000/90,000           -0-/-0-
J.B. Bruhn                --               --                -0- /35,000             -/-0-
C.T. Costello             --               --                -0- /35,000             -/-0-
W.C. Brenneisen           --               --                -0- /30,000             -/-0-
T.W. Evans                --               --                -0- /14,000             -/-0-

- ---------

(1) Options were granted to Messrs. Elish and Riederer on the commencement of their employment with the Company in 1987 and 1989, respectively; the options are currently exercisable at a price of $8.33 per share.

(2) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to the difference between the closing price ($4.125 per share) of the Company's Common Stock on the New York Stock Exchange on its last closing day in 1995 (December 29, 1995) and the exercise price ($8.88 and $4.375 for the shares granted in 1995, $8.69 for the shares granted in 1994 and $8.33 for previously granted shares), times the number of shares underlying the options.

                 EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVES

     Mr. Elish and the Company were parties to an employment agreement pursuant to which Mr. Elish received the payments described under Executive Compensation. Mr. Elish terminated his employment with the Company on December 31, 1995. For a further description of Mr. Elish's employment agreement, see "Management Development and Compensation Committee Report on Executive Compensation", herein.

     Mr. Riederer, President, Chief Executive Officer and Chief Operating Officer and a director, has an employment agreement with the Company providing a base salary of $375,000. The agreement also provides for supplemental disability income and supplemental life insurance. The agreement may be terminated by the Company or by the employee. For a further description of the employment agreement of Mr. Riederer, see "Management Development and Compensation Committee Report on Executive Compensation", herein.

     Messrs. Brenneisen, Bruhn, Costello and Evans have employment agreements with the Company which require the Company to pay 18 months compensation if such agreements are terminated by the Company without cause as follows: 12 months in one lump sum payable within 10 days following termination and six months in six monthly installments beginning in the 13th month following termination. Mr. Brenneisen's employment with the Company terminated March 7, 1996.

                                  PENSION PLAN

                               PENSION PLAN TABLE

                                                       YEARS OF SERVICE
                                 ------------------------------------------------------------
    FINAL AVERAGE EARNINGS          15           20           25           30           35
- ------------------------------   --------     --------     --------     --------     --------
$125,000......................   $ 61,875     $ 68,750     $ 68,750     $ 68,750     $ 74,375
 150,000......................     74,250       82,500       82,500       82,500       89,250
 175,000......................     86,625       96,250       96,250       96,250      104,125
 200,000......................     99,000      110,000      110,000      110,000      119,000
 225,000......................    111,375      123,750      123,750      123,750      133,875
 250,000......................    123,750      137,500      137,500      137,500      148,750
 300,000......................    148,500      165,000      165,000      165,000      178,500
 400,000......................    198,000      220,000      220,000      220,000      238,000
 450,000......................    222,750      247,500      247,500      247,500      267,750
 500,000......................    247,500      275,000      275,000      275,000      297,500

     The figures in the Pension Table reflect total benefits from the qualified pension plan as well as non-qualified SERPs administered by the Company. The amount of pension is based upon the employee's average earnings (average of the highest five years of the last fifteen years). For those participating in a SERP, benefits are based on earnings defined as annual cash compensation (as reported in the Salary and Bonus columns of the Summary Compensation Table). For the Named Executive Officers, pension service as of December 31, 1995 for the purpose of calculating retirement benefits is as follows: Mr. Elish: 8.42 years; Mr. Riederer: 6.92 years; Mr. Bruhn: 8.50 years; Mr. Costello: 29.92 years; Mr.
Brenneisen: 10.25 years; and Mr. Evans: 9.75 years.

     The SERPs are "target benefit" plans which have characteristics of both a defined benefit plan and a defined contribution plan. In the Company's 1995 Proxy Statement, the SERPs were disclosed as defined contribution plans, with amounts contributed thereunder reflected in the "All Other Compensation" column of the Summary Compensation Table. The Company has determined that the SERPs are more properly disclosed as defined benefit plans, and therefore benefits payable thereunder are now reflected in the table above.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholders' proposals to be included in the Company's proxy statement for the 1997 Annual Meeting of Stockholders must be received by the Company at its executive offices located at 400 Three Springs Drive, Weirton, West Virginia 26062 no later than December 31, 1996.

     Suggestions for nominees for Independent Directors may be made, not less than sixty (60) days prior to the Annual or Special Meeting at which an election for directors is to occur, by any stockholder in writing addressed to the Nominating Committee, in care of the Secretary of the Company.

                                        By Order of the Board of Directors,
                                        Richard K. Riederer,

                                        President and Chief
                                        Executive Officer
Weirton, West Virginia
April 17, 1996

     CONFORMED COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE DIRECTOR OF INVESTOR RELATIONS, WEIRTON STEEL CORPORATION, 400 THREE SPRINGS DRIVE, WEIRTON, WEST VIRGINIA 26062.

PROXY                     WEIRTON STEEL CORPORATION              PREFERRED STOCK
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of WEIRTON STEEL CORPORATION hereby appoints Richard
R. Burt, Richard K. Riederer and William R. Kiefer, and each or any of them, as the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution and resubstitution for and in the name of the undersigned, to vote as set forth below all shares of Preferred Stock, par value, $.10 per share, of WEIRTON STEEL CORPORATION which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 1996 at the St. John Arena, 3151 Johnson Road, Steubenville, Ohio, and at any and all adjournments or postponements thereof, with all powers which the undersigned would possess if personally present.

I. DIRECTORS:                                       (change of address/comments)
   Class III: James B. Bruhn, Craig T. Costello,
   Robert J. D' Anniballe, Jr., Mark G. Glyptis    -----------------------------
   and Phillip A. Karber.
                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

IF THIS CARD IS PROPERLY EXECUTED AND DATED, SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS SPECIFIED, ALL SHARES COVERED BY THIS PROXY WILL BE VOTED FOR PROPOSAL I, PROPOSAL II, AND
PROPOSAL III.


                                                                   SEE REVERSE
                                                                       SIDE


/ X / PLEASE MARK YOUR                  SHARES IN YOUR NAME
      VOTES AS IN THIS
      EXAMPLE

                              FOR
                          all persons       WITHHOLD         II. AUDITORS: Ratification of the appointment
                          listed above      AUTHORITY            of Arthur Andersen LLP as the Company's
                           (except as    to vote for all         independent accountants for the fiscal
                           specified)        persons             year ending December 31, 1996.             FOR   AGAINST   ABSTAIN
I. ELECTION OF DIRECTORS      /  /           /  /                                                           /  /     /  /      /  /


                                                            III. OTHER MATTERS: Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

_________________________________________________________
Instruction: To withhold authority to vote for any person, write the name of such person on the line above.


                                                       CHANGE OF ADDRESS  /  /


SIGNATURE(S)________________________________________ DATE ____________

SIGNATURE(S)________________________________________ DATE ____________
NOTE: Sign exactly as name(s) appear hereon. Important: When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such. For joint accounts, all co-owners must sign.

PROXY                     WEIRTON STEEL CORPORATION                 COMMON STOCK
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of WEIRTON STEEL CORPORATION hereby appoints Richard
R. Burt, Richard K. Riederer and William R. Kiefer, and each or any of them, as the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution and resubstitution for and in the name of the undersigned, to vote as set forth below all shares of Common Stock, par value, $.01 per share, of WEIRTON STEEL CORPORATION which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 1996 at the St. John Arena, 3151 Johnson Road, Steubenville, Ohio, and at any and all adjournments or postponements thereof, with all powers which the undersigned would possess if personally present.

I. DIRECTORS:                                       (change of address/comments)
   Class III: James B. Bruhn, Craig T. Costello,
   Robert J. D' Anniballe, Jr., Mark G. Glyptis    -----------------------------
   and Phillip A. Karber.
                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

IF THIS CARD IS PROPERLY EXECUTED AND DATED, SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS SPECIFIED, ALL SHARES COVERED BY THIS PROXY WILL BE VOTED FOR PROPOSAL I, PROPOSAL II, AND
PROPOSAL III.


                                                                   SEE REVERSE
                                                                       SIDE


/ X / PLEASE MARK YOUR                  SHARES IN YOUR NAME
      VOTES AS IN THIS
      EXAMPLE

                              FOR
                          all persons       WITHHOLD         II. AUDITORS: Ratification of the appointment
                          listed above      AUTHORITY            of Arthur Andersen LLP as the Company's
                           (except as    to vote for all         independent accountants for the fiscal
                           specified)        persons             year ending December 31, 1996.             FOR   AGAINST   ABSTAIN
I. ELECTION OF DIRECTORS      /  /           /  /                                                           /  /     /  /      /  /


                                                            III. OTHER MATTERS: Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

_________________________________________________________
Instruction: To withhold authority to vote for any person, write the name of such person on the line above.


                                                       CHANGE OF ADDRESS  /  /


SIGNATURE(S)________________________________________ DATE ____________

SIGNATURE(S)________________________________________ DATE ____________
NOTE: Sign exactly as name(s) appear hereon. Important: When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such. For joint accounts, all co-owners must sign.

                           WEIRTON STEEL CORPORATION
                  1984 AND 1989 EMPLOYEE STOCK OWNERSHIP PLANS
                             DISCLOSURE SUPPLEMENT

     This Disclosure Supplement (the "Supplement") is being furnished to participants in the 1984 Employee Stock Ownership Plan (the "1984 ESOP") and 1989 Employee Stock Ownership Plan (the "1989 ESOP", collectively the "ESOPs") sponsored by Weirton Steel Corporation (the "Company"). This Supplement accompanies the Company's Notice of Annual Meeting of Stockholders and Proxy Statement dated April 17, 1996 (the "Company Proxy Materials") for an Annual Meeting of Stockholders scheduled to be held on May 22, 1996 (the "Annual Meeting"). Participants in the ESOPs are urged to read this Supplement together with the Company Proxy Materials prior to completing and returning the Confidential Participant Instruction Form ("Instruction Form") which is enclosed.

                             PURPOSE OF SUPPLEMENT

     This Supplement describes the method to be used by participants in the ESOPs in completing their Instruction Forms, and the tabulation of the Instruction Forms submitted by ESOP participants. As disclosed in the Company Proxy Materials, the stockholders of the Company are voting on the election of five Directors to be elected to the Board of Directors and the ratification of the appointment of the Company's independent accountants. ESOP participants may vote on these issues, but may only do so by completing the Instruction Form. In past years, questions have been asked by participants in the ESOPs concerning the completion of the Instruction form, and the tabulation of votes. This Supplement is intended to address the most frequently asked questions.

                            OUTSTANDING VOTING STOCK

     Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock") and Convertible Voting Preferred Stock, Series A, par value $.10 per share (the "Convertible Preferred Stock") at the close of business on March 25, 1996 are entitled to vote on matters to be presented at the Annual Meeting. On March 25, 1996, 42,346,794 shares of Common Stock and 1,786,091 shares of Convertible Preferred Stock were outstanding and entitled to vote. Each share of Convertible Preferred Stock is entitled to ten votes and each share of Common Stock is entitled to one vote.

     All Common Stock and all Convertible Preferred Stock held in the ESOPs will be voted by the holder of record, United National Bank--North (the "ESOP Trustee"), as directed by participants and in accordance with the terms of the applicable ESOP. As of March 25, 1996 there were 11,269,996 shares of Common Stock and 1,717,288 shares of Convertible Preferred Stock entitled to be voted by the ESOP Trustee. The ESOP Trustee will vote all of these shares representing 28,442,873 votes at the Annual Meeting.

                             ESOP VOTING PROCEDURES

     Participants in the ESOPs are also receiving Company Proxy Materials distributed to public stockholders and will find enclosed an Instruction Form for use in instructing the ESOP Trustee how to vote their shares.

     The enclosed Instruction Form provides the means for participants in the ESOPs to vote on the same issues to be presented to stockholders of record at the Annual Meeting. The shares represented by the Instruction Forms will be voted by the ESOP Trustee in the manner specifically indicated by ESOP participants. Instruction Forms returned with no specific voting instructions, without signature or undated, will result in the related shares being voted by the ESOP Trustee as uninstructed shares. The Instruction Form may be changed or revoked only by a later dated and properly signed Instruction Form received by the ESOP Trustee prior to completion of the ESOP Trustee's tabulation of votes to be cast at the Annual Meeting. Since the ESOP Trustee is the only holder of record of voting stock owned by the ESOPs, only it can cast a ballot at the Annual Meeting on behalf of ESOP participants. A participant may vote in person only to the extent the participant has withdrawn shares from the ESOPs and become a public stockholder of record or beneficial owner (such as through a brokerage account) as of March 25, 1996.

     All Common Stock held in the 1984 ESOP has been allocated. Common Stock in the 1984 ESOP for which no voting instructions are received and Convertible Preferred Stock in the 1989 ESOP which has not yet been allocated to the accounts of participants or for which no voting instructions are received also will be voted by the ESOP Trustee, all in accordance with the terms of the applicable ESOP.

                              ESOP VOTE TABULATION

     The ESOP Trustee has retained the firm of Ellen Philip and Associates to tabulate the Instruction Forms. The Instruction Forms are confidential and no person not associated with Ellen Philip and Associates, or the ESOP Trustee, has access to any participant's Instruction Form or information as to how a participant instructed the ESOP Trustee to vote.

                        METHOD OF CALCULATING ESOP VOTES

     The matters to be voted on at the Annual Meeting will be voted by the ESOP Trustee on the "account balance" method. This gives specific effect to the shares owned and voted by each participant who properly returns an Instruction Form. On each issue, involving voting by the account balance method, the Instruction Forms voting "FOR" and "AGAINST" are tabulated and the votes resulting therefrom are cast. Once this is accomplished, percentages of shares instructed "FOR" and AGAINST" are determined, and this percentage is applied to all unallocated or uninstructed shares voted by the ESOP Trustee. Instruction Forms which are not returned, or which are returned without an indication as to "FOR" or "AGAINST" are treated as "uninstructed" shares.

     For example, a participant who has 1,000 shares of Common Stock (one vote per share) and 100 shares of Convertible Preferred Stock (ten votes per share) can instruct the ESOP Trustee as to voting shares with a total of 2,000 votes. If the participant does not return the Instruction Form, or returns it signed and dated but without instructions, the ESOP Trustee will vote that participant's shares on the basis of instructions received from all other participants. For example, if all other participants (tabulated separately in each ESOP), who voted on an issue voted 60% FOR and 40% AGAINST, the ESOP Trustee would vote 1,200 votes FOR and 800 votes AGAINST the issue, in the case of the hypothetical participant.

     This Supplement has been prepared jointly by the Company and the ESOP Administrative Committee under the ESOPs.

                                               WEIRTON STEEL CORPORATION
                                                          AND
                                             ESOP ADMINISTRATIVE COMMITTEE

Weirton, West Virginia
April 17, 1996